Exhibit 99.1

PRESS RELEASE

Marvell Technology Group Ltd. Announces Results of Early Participation in Exchange Offers and

Consent Solicitations for Marvell Notes

Santa Clara, California, April 19, 2021 – Marvell Technology Group Ltd. (NASDAQ: MRVL) (“Marvell”) announced today that its wholly owned subsidiary, Marvell Technology, Inc. (“MTI”), has received consents from holders representing in excess of a majority in principal amount of each of Marvell’s outstanding 4.200% Senior Notes due 2023 and 4.875% Senior Notes due 2028 (together, the “Marvell Notes”) pursuant to its previously announced (i) private exchange offers to certain eligible holders (the “Exchange Offers”) for any and all outstanding Marvell Notes for up to an aggregate principal amount of $1.0 billion of new notes issued by MTI (the “MTI Notes”), and (ii) related solicitations of consents (each, a “Consent Solicitation” and, together, the “Consent Solicitations”). The consents received in the Consent Solicitations permit Marvell to adopt certain proposed amendments to the indenture governing the Marvell Notes (the “Indenture”) to, among other things, eliminate (i) substantially all of the restrictive covenants in the Indenture, (ii) any restrictions on Marvell in the Indenture from consolidating with or merging into any other person or conveying, transferring or leasing all or any of its properties and assets to any person and (iii) certain of the events that may lead to an “Event of Default” in the Indenture (other than for the failure to pay principal, premium or interest) (collectively, the “Amendments”).

Marvell has executed a supplemental indenture (the “Supplemental Indenture”) to the Indenture to effect the Amendments approved in the Consent Solicitations. The Supplemental Indenture will become operative upon the settlement of the Exchange Offers and Consent Solicitations, which is expected to occur on or about May 4, 2021.

As of 5:00 p.m., New York City time, on April 16, 2021 (the “Early Participation Date”), the principal amounts of Marvell Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of Marvell Notes validly tendered (and not validly withdrawn) at or prior to the Early Participation Date, eligible holders of Marvell Notes will be eligible to receive $1,000 principal amount of MTI Notes of the applicable series, plus a consent payment of $1.00 in cash (the “Total Consideration”). The Total Consideration includes an early participation premium, payable in MTI Notes, equal to $30.00. To be eligible to receive the Total Consideration, eligible holders must have validly tendered (and not validly withdrawn) their Marvell Notes at or prior to the Early Participation Date. For each $1,000 principal amount of Marvell Notes validly tendered (and not validly withdrawn) after the Early Participation Date but at or prior to 11:59 p.m., New York City time, on April 30, 2021 (the “Expiration Date”), eligible holders of Marvell Notes will be eligible to receive $970 principal amount of MTI Notes of the applicable series, plus a consent payment of $1.00 in cash. Tenders of Marvell Notes in the Exchange Offers may not be withdrawn at any time after 5:00 p.m., New York City time, on the Early Participation Date. Consents delivered in connection with the Consent Solicitations may no longer be revoked.

Series of Marvell Notes	CUSIP/ISIN	Series of MTI Notes	Aggregate Principal Amount	Marvell Notes Tendered at Early Participation Date
				Principal Amount	Percentage
4.200% Senior Notes due 2023	57385L AA6 / US57385LAA61	MTI 4.200% Senior Notes due 2023	$500,000,000	$432,365,000	86.47%
4.875% Senior Notes due 2028	57385L AB4 / US57385LAB45	MTI 4.875% Senior Notes due 2028	$500,000,000	$476,687,000	95.34%

The Exchange Offers and Consent Solicitations are being conducted in connection with the previously announced proposed acquisition of Inphi Corporation (“Inphi”), which is currently expected to close on or around April 20, 2021, subject to satisfaction of customary closing conditions. Pursuant to the Agreement and Plan of Merger and Reorganization, dated October 29, 2020 (the “Merger Agreement”), by and among Marvell, MTI, Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi, a Delaware corporation, (i) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI, and (ii) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI.

The Exchange Offers and Consent Solicitations are being made solely pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum dated April 5, 2021 (the “Offering Memorandum”) in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offers and Consent Solicitations will expire on the Expiration Date, unless extended or earlier terminated, and are conditioned, among other things, upon the closing of the Mergers.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Marvell Notes who properly complete and return an eligibility certification confirming that they are either a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or not a “U.S. person” and outside the United States under Regulation S under the Securities Act for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, by telephone at (866) 796-6867 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or by email at marvell@dfking.com. The eligibility certification is also available by contacting D.F. King & Co., Inc. at the information above.

The MTI Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

Marvell and the M logo are registered trademarks of Marvell and/or its affiliates in the United States and/or elsewhere. Other names and brands may be claimed as the property of others.

Investor Contacts:

Marvell Investor Relations:

Ashish Saran

408-222-0777

ir@Marvell.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements with respect to the Exchange Offers and Consent Solicitations and the proposed transaction between Marvell, Inphi and MTI, including statements regarding the anticipated timing of the closing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: the completion of the proposed transaction on anticipated terms and timing or at all, anticipated tax treatment, unforeseen liabilities and other conditions to the completion of the transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or our ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays; other factors impacting the semiconductor industry such as supply chain disruptions or component shortages that may impact the production of Marvell or Inphi products or may impact the price of components which in turn may impact margins on any impacted products and any constrained availability from other electronic suppliers impacting Marvell or Inphi customers’ ability to ship their products, which in turn may adversely impact sales to those customers; our ability to obtain or consummate financing or any refinancing related to the transactions upon acceptable terms or at all; risks related to the incurrence of indebtedness in connection with the transaction; litigation relating to the proposed transaction instituted against Marvell and Inphi and their respective directors or officers; the risk that disruptions from the proposed transaction will harm Marvell’s or Inphi’s business, including current plans and operations; the ability of Marvell or Inphi to retain and hire key personnel; our ability to protect our intellectual property; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; risks relating to the value of the shares to be issued in the transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; the impact of public health crises, such as pandemics (including the coronavirus (“COVID-19”) pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; risks related to the impact on Marvell’s and Inphi’s business of the COVID-19 pandemic, which have impacted, and may continue to impact, Marvell’s and Inphi’s workforce and operations and the transportation and manufacturing of Marvell’s and Inphi’s products; risks related to the impact of the COVID-19 pandemic, which have impacted, and may continue to impact the operations of Marvell’s and Inphi’s customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of the COVID-19 pandemic, which could adversely affect Marvell’s and Inphi’s liquidity and capital resources; the impact of the COVID-19 pandemic, or other future pandemics, on the U.S. and global economies; disruptions caused by the COVID-19 pandemic resulting in worker absenteeism, quarantines and restrictions on Marvell’s and Inphi’s employees’ ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, the COVID-19 pandemic could have on the liquidity and financial condition of Marvell’s or Inphi’s customers and suppliers, including any impact on their ability to meet their contractual obligations; legislative, regulatory and economic developments affecting Marvell’s or Inphi’s businesses; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which Marvell, MTI and Inphi operate; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Marvell’s and/or Inphi’s financial performance; restrictions during the pendency of the proposed transaction that may impact Marvell’s or Inphi’s ability to pursue certain business opportunities or strategic transactions; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Marvell’s and Inphi’s response to any of the aforementioned factors; the risk of downturns in the highly cyclical semiconductor industry; and the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Marvell’s business described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Marvell from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Marvell gives no assurance that Marvell will achieve its expectations.